Exhibit 99.1

Investor Relations Contact:

Michael Picariello

CommVault

732-728-5380

ir@commvault.com

CommVault Announces Third Quarter Fiscal 2012 Financial Results

CommVault Reports Record Quarterly Revenues of $103.6 million

Third Quarter Fiscal 2012 Highlights Include:

Third Quarter
GAAP Results:
Revenues	$103.6 million
Income from Operations (EBIT)	$12.3 million
EBIT Margin	11.9%
Diluted Earnings Per Share	$0.15

Non-GAAP Results:
Income from Operations (EBIT)	$19.6 million
EBIT Margin	19.0%
Diluted Earnings Per Share	$0.27

OCEANPORT, N.J. – February 1, 2012 – CommVault [NASDAQ: CVLT] today announced its financial results for the third quarter ended December 31, 2011.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We achieved an excellent third quarter which was highlighted by record quarterly revenues of $103.6 million and record Non-GAAP operating income of $19.6 million. Our year-over-year software revenue growth of 23% was driven by accelerating demand and brand recognition of our Simpana 9 software suite, excellent sales execution from our Americas and EMEA operations and continued market share gains. We continue to deliver accelerating revenue and non-GAAP earnings growth while still making strategic investments to expand our global sales, marketing, services and support capabilities to better position the company for the longer term.”

Total revenues for the third quarter of fiscal 2012 were $103.6 million, an increase of 24% over the third quarter of fiscal 2011 and an increase of 6% over the prior quarter.

Software revenue in the third quarter of fiscal 2012 was $51.4 million, an increase of 23% year-over-year and 8% sequentially. Services revenue in the third quarter of fiscal 2012 was $52.2 million, increases of 25% year-over-year and 5% sequentially.

Income from operations (EBIT) was $12.3 million for the third quarter, an 18% increase from $10.5 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 31% to $19.6 million in the third quarter of fiscal 2012 compared to $15.0 million in the third quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 11% in the third quarter of fiscal 2012.

For the third quarter of fiscal 2012, CommVault reported net income of $7.2 million, a decrease of $0.1 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 27% to $12.7 million, or $0.27 per diluted share, from $10.0 million, or $0.22 per diluted share, in the same period of the prior year.

Operating cash flow totaled $27.7 million for the third quarter of fiscal 2012 compared to $10.0 million in the third quarter of fiscal 2011. Total cash and short-term investments were $257.2 million as of December 31, 2011 compared to $218.3 million as of March 31, 2011. There were no share repurchases during the third quarter of fiscal 2012, which leaves $52.8 million remaining in the existing repurchase plan available through March 31, 2013.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•

This morning CommVault announced its next-generation Singular Information Management® innovations that further empower Simpana® software customers to lower data management costs, reduce business and compliance risks and easily extract data for better decision making with anywhere, anytime information access.

•

Please join CommVault today, February 1, 2012, at 11:00am EST for its SolveForward 2012 virtual event. Here you will learn about the latest product innovations and hear from customers and industry analyst David Russell with Gartner. To register for the Solve Forward Virtual Launch Event please visit http://www.commvault.com/solve-forward-2012-virtual-tradeshow/.

•

On December 20, 2011, CommVault announced the formation of a new Enterprise Consulting Services (ECS) practice within its Global Services organization. The ECS practice is designed to help global enterprises define a transformation roadmap that sets out the path to achieve modern data management and maximize investment in CommVault® Simpana® software.

•	On December 14, 2011, CommVault announced that it was positioned in the Challengers quadrant in Gartner’s report, “Magic Quadrant for Enterprise Information Archiving.” [1]

•

On November 7, 2011, CommVault announced that it is expanding its global customer service operations with the opening of a new customer support center in Reading, U.K. and adding approximately 30 new staff members. CommVault’s new customer support center provides additional geographic coverage designed to further strengthen its support model.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 36% in fiscal 2012 and 34% in fiscal 2011.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the nine months ended December 31, 2011 was 38% and the GAAP tax rate for the nine months ended December 31, 2010 was 32%. On an annual basis, the GAAP tax rate over the past five fiscal years was 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate for the nine months ended December 31, 2011 is estimated to be approximately 21% and the cash tax rate over the past three fiscal years is estimated to be approximately 11% for fiscal 2011, approximately 10% for fiscal 2010 and approximately 13% for fiscal 2009. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the remainder of fiscal 2012 and into fiscal 2013. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 34% in fiscal 2011 and 36% in fiscal 2012 and anticipates that it will measure itself to a non-GAAP tax rate of 38% in fiscal 2013. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, February 1, 2012, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-314-4865 (domestic) or 617-213-8050 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

[1]	Gartner, Inc., “Magic Quadrant for Enterprise Information Archiving” by Sheila Childs, Kenneth Chin and Debra Logan, Dec. 6, 2011.

About CommVault

A singular vision – a belief in a better way to address current and future data and information management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

About the Magic Quadrant

Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

©1999-2012 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, SnapProtect, Recovery Director, CommServe, CommCell, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Revenues:
Software	$51,421	$41,769	$143,047	$105,822
Services	52,219	41,860	149,578	119,333

Total revenues	103,640	83,629	292,625	225,155

Cost of revenues:
Software	795	628	2,051	1,786
Services	12,815	9,526	36,676	27,405

Total cost of revenues	13,610	10,154	38,727	29,191

Gross margin	90,030	73,475	253,898	195,964

Operating expenses:
Sales and marketing	56,142	43,877	157,124	118,262
Research and development	10,087	9,600	28,949	26,855
General and administrative	10,361	8,535	29,167	24,676
Depreciation and amortization	1,120	978	3,244	2,786

Income from operations	12,320	10,485	35,414	23,385
Interest expense	(4)	(27)	(57)	(80)
Interest income	190	162	513	435

Income before income taxes	12,506	10,620	35,870	23,740
Income tax expense	5,346	3,368	13,772	7,571

Net income	$7,160	$7,252	$22,098	$16,169

Net income per common share:
Basic	$0.16	$0.17	$0.50	$0.37

Diluted	$0.15	$0.16	$0.47	$0.35

Weighted average common shares outstanding:
Basic	43,834	43,318	43,981	43,132

Diluted	46,791	46,209	47,003	46,084

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2011	March 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$254,006	$217,170
Short-term investments	3,146	1,150
Trade accounts receivable, net	64,604	73,891
Prepaid expenses and other current assets	10,149	8,476
Deferred tax assets, net	13,580	12,043

Total current assets	345,485	312,730

Deferred tax assets, net	20,587	21,736
Property and equipment, net	7,822	6,400
Other assets	4,719	1,633

Total assets	$378,613	$342,499

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,828	$1,658
Accrued liabilities	37,076	33,475
Deferred revenue	110,619	98,217

Total current liabilities	150,523	133,350

Deferred revenue, less current portion	20,135	14,695
Other liabilities	7,913	6,324

Total stockholders’ equity	200,042	188,130

Total liabilities and stockholders’ equity	$378,613	$342,499

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2011	2010

Cash flows from operating activities
Net income	$22,098	$16,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,349	2,881
Noncash stock-based compensation	15,044	11,148
Excess tax benefits from stock-based compensation	(7,026)	(4,563)
Deferred income taxes	(365)	976

Changes in operating assets and liabilities:
Trade accounts receivable	7,720	(7,035)
Prepaid expenses and other current assets	(1,811)	(1,143)
Other assets	(3,195)	(349)
Accounts payable	1,197	(135)
Accrued liabilities	11,423	6,470
Deferred revenue	20,227	9,709
Other liabilities	1,222	(672)

Net cash provided by operating activities	69,883	33,456

Cash flows from investing activities
Purchase of short-term investments	(3,146)	(2,751)
Proceeds from maturity of short-term investments	1,150	5,644
Purchase of property and equipment	(4,417)	(3,000)

Net cash used in investing activities	(6,413)	(107)

Cash flows from financing activities
Repurchase of common stock	(45,639)	(31,506)
Proceeds from the exercise of stock options	14,014	13,871
Excess tax benefits from stock-based compensation	7,026	4,563

Net cash used in financing activities	(24,599)	(13,072)

Effects of exchange rate — changes in cash	(2,035)	1,598

Net increase in cash and cash equivalents	36,836	21,875
Cash and cash equivalents at beginning of period	217,170	169,518

Cash and cash equivalents at end of period	$254,006	$191,393

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$12,320	$10,485	$35,414	$23,385
Noncash stock-based compensation (1)	6,229	4,188	15,044	11,148
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	1,096	364	2,098	994

Non-GAAP income from operations	$19,645	$15,037	$52,556	$35,527

GAAP net income	$7,160	$7,252	$22,098	$16,169
Noncash stock-based compensation (1)	6,229	4,188	15,044	11,148
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	1,096	364	2,098	994
Non-GAAP provision for income taxes adjustment (3)	(1,793)	(1,791)	(5,312)	(4,629)

Non-GAAP net income	$12,692	$10,013	$33,928	$23,682

Diluted weighted average shares outstanding	46,791	46,209	47,003	46,084

Non-GAAP diluted net income per share	$0.27	$0.22	$0.72	$0.51

Footnotes – Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Cost of services revenue	$134	$101	$335	$275
Sales and marketing	2,867	1,887	7,126	5,041
Research and development	644	464	1,561	1,222
General and administrative	2,584	1,736	6,022	4,610

Stock-based compensation expense	$6,229	$4,188	$15,044	$11,148

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 36% in fiscal 2012 and 34% in fiscal 2011.